Exhibit 10.5
DEFERRED STOCK AWARD AGREEMENT
UNDER THE iROBOT CORPORATION
2005 STOCK OPTION AND INCENTIVE PLAN
     Name of Grantee:
     No. of Restricted Stock Units Granted:
     Grant Date:
     Pursuant to the iRobot Corporation 2005 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, iRobot Corporation (the “Company”) hereby grants a Deferred Stock Award consisting of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each “Restricted Stock Unit” shall relate to one share of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.
     1. Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until (i) the Restricted Stock Units have vested as provided in Section 2 of this Award Agreement, and (ii) shares have been issued pursuant to Section 4 of this Award Agreement.
     2. Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the schedule set forth below, provided in each case that the Grantee is then, and since the Grant Date has continuously remained, in a service relationship (in the capacity of an employee, officer, director or consultant) with the Company or its Subsidiaries.

Incremental (Aggregate)
Number of
Restricted Stock Units Vested	Vesting Date
(25%)
(50%)
(75%)
(100%)
     In the event of an Acquisition (as defined in the Plan) or a Change in Control (as defined in an Executive Agreement or Employment Agreement or similar agreement between the Company and the Grantee (the “Executive Agreement”)), the treatment of the unvested Restricted Stock Units in connection with such Acquisition or Change in Control shall be governed by the Executive Agreement. To the extent that the Grantee is not a party to an Executive Agreement, in the event of an Acquisition the acquirer shall assume the Award and the terms of this Award Agreement taking into account any adjustment or substitution as provided in Section 3(d) of the Plan; provided, however, that if the Award and the terms of this Award Agreement are not so assumed, any Restricted Stock Units that remain unvested at the time of such Acquisition shall become fully vested at such time. The Administrator may at any time accelerate the vesting schedule specified in this Section 2.

     3. Forfeiture. In the event the Grantee’s service relationship with the Company and its Subsidiaries ceases prior to the applicable vesting dates, all Restricted Stock Units that have not previously been vested on such date shall be immediately forfeited to the Company.
     4. Issuance of Shares of Stock; Rights as Stockholder.
          (a) As soon as practicable following each vesting date, but in no event later than 30 days after each such vesting date, the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of shares of Stock equal to the number of Restricted Stock Units credited to the Grantee that have vested pursuant to Section 2 of this Award Agreement on such date in satisfaction of such Restricted Stock Units. Such issuance may be effected by the Company directing its transfer agent to deposit such shares of Stock into the Grantee’s brokerage account. The Grantee’s cost basis in any shares of Stock issued hereunder shall be $0.00.
          (b) In each instance above, the issuance of shares of Stock shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 8 of this Award Agreement.
          (c) The Grantee understands that (i) the Grantee shall have no rights with respect to the shares of Stock underlying the Restricted Stock Units, such as voting rights, dividend rights and dividend equivalent rights, unless and until such shares of Stock have been issued to the Grantee as specified in Section 4(a) hereof and (ii) once shares have been delivered by book entry to the Grantee in respect of the Restricted Stock Units, the Grantee will be free to sell such shares of Stock, subject to applicable requirements of federal and state securities laws and Company policy.
     5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     6. Transferability of this Award Agreement. This Award Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
     7. Tax Withholding. In the event the Company is required to withhold taxes from the Grantee for taxable compensation relating to the issuance of shares of Stock in connection with this Award, the Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Administrator, the Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued by the transfer agent, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. In the event that the Grantee does not satisfy his or her tax withholding obligation within five business days of being notified by the Company of such obligation, the Company shall, to the extent permitted by law, in its sole discretion, (i) have the right to deduct such taxes from any payment of any kind otherwise due to the Grantee or (ii) withhold from shares of Stock to be issued by the transfer agent, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.
     8. No Obligation to Continue Employment Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award Agreement to continue the Grantee in a service relationship with the Company or any Subsidiary and neither the Plan nor this Award Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate its service relationship with the Grantee at any time.
     9. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Award Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.
     10. Miscellaneous.
          (a) Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
          (b) Entire Award; Modification. This Award Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award Agreement. This Award Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
          (c) Severability. The invalidity, illegality or unenforceability of any provision of this Award Agreement shall in no way affect the validity, legality or enforceability of any other provision.
          (d) Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 6 hereof.
          (e) Governing Law. This Award Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware, without giving effect to the principles of the conflicts of laws thereof.
          (f) Fractional Shares. All fractional shares resulting from the adjustment provisions or from the withholding of shares to satisfy tax withholding obligations, contained in this Award Agreement or in the Plan, shall be rounded down.

iROBOT CORPORATION

By:

Title:
The foregoing Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Grantee’s Signature

Grantee’s name and address:

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